UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Structured Products Corp.
on behalf of

CorTS Trust III for Sherwin-Williams Debentures

(Exact name of registrant as specified in its charter)

Delaware	001-32096	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CorTS Trust III for Sherwin-Williams Debentures. The Trustee received the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) on May 25, 2010 the Redemption Date, (i) the Class A Certificates issued by the CorTS Trust III for Sherwin Williams  (the "Trust") were redeemed in full on the Redemption Date at a price of $25 per Class A Certificate plus $0.573958 accrued interest to the Redemption Date per Class A Certificate, and (ii) the Class B Certificates were redeemed and paid $0.633333 accrued interest to the Redemption Date per Class B Certificate.  The Certificates were redeemed, therefore no interest will accrue on the certificates after the Redemption Date.

The Sherwin-Williams Company, the issuer of the Underlying Securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the Sherwin-Williams Debentures, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.  Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Products Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number
The Sherwin-Williams Company	001-04851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stanley Louie
________________________________
Name:	Stanley Louie
Title:	Vice President, Finance Officer

June 3, 2010

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Report with respect to the May 25, 2010 Final Distribution Date for the CorTS Trust III for Sherwin-Williams Debentures	5

Exhibit 1

To the Holders of:
CorTS Trust III for Sherwin-Williams Debentures
7.25% Corporate-Backed Trust Securities (CorTS) Class A Certificates
*CUSIP:	22081Y200	Class:	A
*CUSIP:	22081YAA9	Class:	B

U.S. Bank Trust National Association, as Trustee for the CorTS Trust III for Sherwin-Williams Debentures, hereby gives notice with respect to the Final Distribution Date of May 25, 2010 (the "Final Distribution Date") as follows:

1.
The amount of the distribution payable to the Certificateholders on the Final Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Class A Certificate and per $1,000 Notional Amount of Class B Certificates, is as set forth below:

Class	Principal	Interest	Total Distribution
A	$ 25.00	$ 0.573958	$ 25.573958
B	$ 0.000	$ 0.633333	$ 0.633333

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.	$74,900,000 aggregate principal amount of The Sherwin-Williams Company 7.45% Debentures due February 1, 2097 (the "Term Assets") are held for the above trust.

5.
At the close of business on the Final Distribution Date, 0.00 Class A Certificates representing $74,900,000 aggregate Certificate Principal Balance and $0.00 aggregate Notional Amount of Class B Certificates were outstanding.

6.
The current rating of the Term Assets is not provided in this report.  Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

* The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.  It is included for the convenience of the Holders.